Exhibit 32.1

Written Statement of the Chief Executive and Acting Chief Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer of Legacy Wine & Spirits International, Ltd.(the "Company"),  hereby certify, based on  my  knowledge,  that  the Quarterly Report on Form 10-Q of the Company  for  the  quarter ended March 31, 2010 (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934  and that information contained in the Report fairly presents,  in all material respects, the financial condition  and results of operations of the Company.

Date: May 17, 2010

/s/Christopher Scheive

Christopher Scheive

Chief Executive Officer